PROSPECTUS and                  PRICING SUPPLEMENT NO. 7
PROSPECTUS SUPPLEMENT, each     effective at 3:30 PM EST
Dated 10 September 2002         Dated 3 June 2003
CUSIP: 24422EPD5                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,620,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              9 June 2003

Maturity Date:                    9 June 2006

Principal Amount:                 $50,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 30 Basis Points

Initial Interest
Determination Date:               5 June 2003

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 9th
                                  Sep, Dec, Mar, Jun
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 9th
                                  Sep, Dec, Mar, Jun
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Merrill Lynch & Co, As
                                  Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount
                                  of the Senior Notes.

Merrill Lynch & Co.